UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2006

FIBERTOWER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street
Suite 4800
San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Registration Rights Agreement

On August 29, 2006, FiberTower Corporation (formerly First Avenue Networks, Inc.) (the “Company”) completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated May 14, 2006 (the “Merger Agreement”), among the Company, Marlin Acquisition Corporation, a direct wholly-owned subsidiary of the Company, and FiberTower Network Services Corp. (formerly FiberTower Corporation) (“Old FiberTower”).  Pursuant to the Merger, the Company issued approximately 73.9 million shares of common stock to the former stockholders of Old FiberTower, and Old FiberTower became a wholly owned subsidiary of the Company.  A copy of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on May 18, 2006, is incorporated herein by reference.

On August 29, 2006, in connection with the closing of the Merger, the Company entered into a registration rights agreement with certain affiliates of Old FiberTower, including certain individuals who will be executive officers of the Company (collectively, the “Holders”).  Under the registration rights agreement, Holders will have the right to require the Company to register the resale of the shares of common stock they receive in the Merger, subject to the terms of the registration rights agreement.  In addition, Holders may require the Company to include their shares in future registration statements that the Company files.  Except for underwriters’ or brokers’ fees, discounts and commissions, the Company will be obligated to pay all expenses incurred in connection with the registration of these shares.  The Company has filed the registration rights agreement as Exhibits 99.1 to this report, and the foregoing description of the registration rights agreement is qualified in its entirety by reference to the full text of the agreement.

Stock Incentive Plan

Effective upon the closing of the Merger, the Company’s Stock Option Plan was amended to, among other things, (1) increase the number of shares issuable under the plan to 23,314,588 shares; (2) include an “evergreen provision” under which the number of shares issuable under the plan would increase each year by either 1.5% of the number of shares of common stock outstanding immediately prior to the date of such increase or a lesser number of shares determined by our board of directors; (3) permit the issuance of awards of restricted stock; (4) provide for automatic annual grants of shares of restricted stock equal in value to $85,000 to each non-employee director; and (5) change the name of the plan to the “First Avenue Networks, Inc. Stock Incentive Plan.”  The Company has previously filed the plan as Annex E to its Information Statement on Schedule 14C filed on July 25, 2006, and the foregoing description is qualified in its entirety by reference to the full text of the agreement.

Offer Letter with Executive Chairman

On August 29, 2006, the Company entered into an offer letter agreement with John D. Beletic, one of its directors.  Under the offer letter, Mr. Beletic will serve as our Executive Chairman for an annual salary of $150,000 without a bonus and receive a restricted stock grant of 300,000 shares of our common stock, which vest 25% at the six-month anniversary of the completion of the Merger and then in six (6) equal quarterly installments, subject to his continued service with the Company.  In the event Mr. Beletic’s position as Executive Chairman would be terminated without cause  prior to the two-year anniversary of the date of grant of his restricted stock or the Company undergoes a change of control, his unvested restricted stock would immediately vest.  The Company has filed the offer letter as Exhibit 99.2 to this report, and the foregoing description of the offer letter is qualified in its entirety by reference to the full text of the offer letter.

Employment Agreement with Chief Executive Officer

On August 29, 2006, the Company entered into a new employment agreement with Michael K. Gallagher, who will continue to serve as the President and Chief Executive Officer of the Company.  Under the employment agreement, Mr. Gallagher’s term of employment will continue until September 7, 2006, subject to automatic extensions for additional one-year terms unless either party provides at least thirty (30) days prior notice.  The employment agreement provides for an annual base salary of $350,000 plus an annual target bonus of $175,000.  Pursuant to the employment agreement, upon Mr. Gallagher’s termination other than for cause or his resignation under certain circumstances (including his failure to continue in his position of Chief Executive Officer of the combined company), he would be entitled to receive payment of one year of his base salary plus his annual target bonus in effect on the date of termination and acceleration of the number of shares subject to his outstanding options which would have vested during the one year period following his termination had he continued in the employment of the combined company.  Moreover, Mr. Gallagher would be entitled to 100% vesting acceleration of his stock options and restricted stock upon the six-month anniversary of a change of control, or, if his employment after such event is terminated without cause prior to such six-month anniversary.  In connection with the employment agreement, Mr. Gallagher was also granted (1) an option to purchase 800,000 shares of our common stock, 25% of which will vest on the first anniversary of the date of grant and 1/48th of the total grant which will vest monthly thereafter; and (2) 600,000 shares of restricted stock, which will vest as to 25% of the total shares on each November 15th, beginning with November 15, 2007.  The Company has filed the employment agreement as Exhibit 99.3 to this report, and the foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the agreement.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

Please see Item 1.01 of this report for disclosure regarding the completion of the Merger, which is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignations and Elections of Directors

As of August 29, 2006, in accordance with the Merger Agreement and immediately prior to the effective time of the Merger:

(a)  Dean M. Johnson, Wharton B. Rivers, Jr., Richard L. Shorten, Jr., Matthew Teplitz and R. Ted Weschler resigned from the board of directors of the Company;

(b)  the following directors, each of whom was designated by Old FiberTower pursuant to the Merger Agreement, were elected to the class indicated below:

John D. Beletic	Class I
Bandel Carano	Class II
Darryl Schall	Class II
Randall Hack	Class III
John Kelly	Class III

(c)  Michael K. Gallagher was elected as a Class I director, as provided in the Merger Agreement; and

(d)  the following directors, each of whom were designated by the Company pursuant to the Merger Agreement, were elected to the class indicated below:

Neil S. Subin	Class I
John Muleta	Class II
Steven D. Scheiwe	Class III

As of August 29, 2006, Mr. Beletic will serve as the Executive Chairman of the Board, Messrs. Schall (Chair), Hack and Schiewe were appointed to serve on the Audit Committee of the board of directors of the Company, Messrs. Kelly (Chair) and Subin were appointed to serve on the Compensation Committee of the board of directors of the Company, and Messrs. Hack (Chair), Carano and Muleta were appointed to serve on the Nominating and Corporate Governance Committee of the board of directors of the Company.

Mr. Kelly is currently the President and Chief Executive Officer of Crown Castle International Corp. (“CCIC”), and Mr. Hack is a member of CCIC’s board of directors. CCIC leases its communications facilities to Old Fiber Tower. Additional information regarding Messrs. Beletic, Carano, Hack, Kelly, Schall and Schiewe was provided in the Company’s information statement for the Merger and related matters filed with the SEC on July 25, 2006, which is incorporated herein by reference.  Information regarding the continuing directors, Messrs. Gallagher, Muleta and Subin was provided in the Company’s proxy statement for the 2006 annual meeting filed with the SEC on April 26, 2006.

On August 29, 2006, the Company entered into an offer letter agreement with Mr. Beletic regarding his appointment as Executive Chairman, which set forth his compensation arrangement as described in Item 1.01 of this report and incorporated herein by reference.

On August 29, 2006, the Company entered into a new employment agreement with Mr. Gallagher, which set forth his new compensation arrangement as described in Item 1.01 of this report and incorporated herein by reference.

Item 8.01                                             Other Events.

On August 30, 2006, we issued a press release announcing the completion of the Merger described in Item 1.01 of this report.  A copy of that press release is attached as Exhibit 99.4 to this report and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the required financial statements will be filed by an amendment to this report not later than 71 calendar days after the date on which this report must be filed.

(b)  Pro Forma Financial Information.

Pursuant to Item 9.01(b)(2) of Form 8-K, the required pro forma financial information will be filed by an amendment to this report not later than 71 calendar days after the date on which this report must be filed.

(d)  Exhibits

Exhibit Number	Description

*4.1	Registration Rights Agreement, dated August 29, 2006, by and among the Company and each of the holders listed on Exhibit A thereto.

99.1	Stock Incentive Plan (incorporated by reference to Annex E of the Company’s Information Statement on Schedule 14C filed with the SEC on July 25, 2006).

*99.2	Offer Letter dated August 29, 2006, by and between the Company and John D. Beletic.

*99.3	Employment Agreement dated August 29, 2006, by and between the Company and Michael K. Gallagher.

*99.4	Press release dated August 30, 2006

*                    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: September 1, 2006	By:	/s/ THOMAS A. SCOTT
	Name:	Thomas A. Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

*4.1	Registration Rights Agreement, dated August 29, 2006, by and among the Company and each of the holders listed on Exhibit A thereto.

99.1	Stock Incentive Plan (incorporated by reference to Annex E of the Company’s Information Statement on Schedule 14C filed with the Securities and Exchange Commission on July 25, 2006).

*99.2	Offer Letter dated August 29, 2006, by and between the Company and John D. Beletic.

*99.3	Employment Agreement dated August 29, 2006, by and between the Company and Michael K. Gallagher.

*99.4	Press release dated August 30, 2006